Exhibit 99.1- VALUATION AND QUALIFYING ACCOUNTS

                         Allowance for Doubtful Accounts

                                                      Balance at
                                                      Beginning of    Charged to Costs                 Balanced at End of
                                                        Period          and Expenses     Deductions        Period
                                                      ------------    ----------------  ------------   ------------------
For the year ended December 31, 1998:
 Provisions for doubtful accounts                       $12,700           $208,604          $96,304        $125,000
                                                        =======           ========          =======        ========

For the year ended December 31, 1999:
 Provisions for doubtful accounts                      $125,000           $606,932         $157,056        $574,876
                                                       ========           ========         ========        ========

For the year ended December 31, 2000:
 Provisions for doubtful accounts                      $574,876         $1,834,197       $1,670,167        $738,906
                                                       ========         ==========       ==========        ========

                   Valuation Allowance for Deferred Tax Asset

                                                       Balance at
                                                       Beginning of     Charged to Income or    Increase in     Balance at End of
                                                          Period              Expenses           Allowance           Period
                                                       ------------     --------------------    -----------     -----------------
For the year ended December 31, 1998:
 Provisions for deferred taxes                           $198,142              $ -0-              $639,347           $837,489
                                                         ========               ====              ========           ========

For the year ended December 31, 1999:
 Provisions for deferred taxes                           $837,489              $ -0-            $8,476,488         $9,313,977
                                                         ========              =====            ==========         ==========

For the year ended December 31, 2000:
 Provisions for deferred taxes                          $9,313,977             $ -0-           $11,100,880        $20,414,857
                                                        ==========             =====           ===========        ===========